                                                                 Exhibit (g)(1)

                          MASTER CUSTODIAN AGREEMENT

   This Agreement is made as of September 1, 2005 by and among each management investment company identified on Appendix A hereto (each such investment company and each management investment company made subject to this Agreement in accordance with Section 18.6 below, shall hereinafter be referred to as a "Fund"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "Custodian"),

                                  WITNESSETH:

   WHEREAS, each Fund may or may not be authorized to issue shares of common stock or shares of beneficial interest in separate series ("Shares"), with each such series representing interests in a separate portfolio of securities and other assets;

   WHEREAS, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18.7 below, shall hereinafter be referred to as the "Portfolio(s)").

   WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and all references hereinafter to one or more "Portfolio(s)" shall be deemed to refer to such Fund(s); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States (`foreign securities"). The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio (each a "Local Agent"), (ii) held by Special Sub-Custodians (as such term is defined in
Section 5 hereof), (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s) (each a "Pledgee"), or (iv) delivered or otherwise removed from the custody of the Custodian pursuant to Special Instructions (as such term is defined in Section 7 hereof). With respect to uncertificated shares (the "Underlying Shares") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the "1940 Act")), whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the "Underlying Portfolios") the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions and as duly authorized by a Fund, the Custodian shall, on behalf of the applicable Portfolio(s), from time to time employ one or more sub-custodians located in the United States, provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain each Fund's foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD IN THE UNITED STATES

   SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to
Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "Underlying Transfer Agent").

   SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
         Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the h warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only (a) against receipt of collateral as agreed upon from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent's custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

     11) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the

         Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. (the "NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

     13) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the "CFTC') and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

     14) Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or
         (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), each a "Repo Custodian"), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

     15) Upon receipt of instructions from the Fund's transfer agent (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

     16) In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof; and

     17) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be duly approved by the applicable Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.5 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to
Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

    1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only
       (a) against the delivery
       of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or, subject to Section 2.7, any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in
       Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof,
       (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

    2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

    3) For the redemption or repurchase of Shares issued as set forth in
       Section 6 hereof,

    4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

    5) For the payment of any dividends on Shares declared pursuant to the Fund's articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, "Governing Documents");

    6) For payment of the amount of dividends received in respect of securities sold short;

    7) Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

    8) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent, acting in its capacity as transfer agent for any Underlying Portfolios, shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC'), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (d) for any other purpose in accordance with Proper Instructions.

SECTION 2.10 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian's only responsibilities with respect thereto shall be limited to the following:

    1) Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of the Portfolio.

    2) In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's books and records.

    3) In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian's books and records.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the fraud, negligence or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.12 PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.13 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to
Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action. The Custodian shall also transmit promptly to each Fund for the applicable Portfolio's) all written information received by the Custodian regarding any class action or other litigation in connection with a Portfolio's securities or other assets issued in the United States and then held, or previously held during the term of this Agreement by the Custodian for the account of a Fund for a Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement in its entirety or with respect to any Fund or Portfolio, as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.13.

SECTION 3.  PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

   SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in
Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under
Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule l7f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule l7f-7" means Rule 17f-7 promulgated under the 1940 Act.

   SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

       3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

       3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund's Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

       3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

   (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

   (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

   (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

       3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board, or at the Board's delegation, a Portfolio's investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

       3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this
Section 3.2 after the occurrence of the material change.

       3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

       3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

       3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

   SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

       3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

   3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD OUTSIDE THE UNITED STATES SECTION

   4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

   SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

   SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

   SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

       4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

  (i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

  (ii) In connection with any repurchase agreement related to foreign securities;

  (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

  (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

  (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

  (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

  (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

  (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

  (ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

  (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

  (xi) Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

  (xii)  In connection with the lending of foreign securities; and

  (xiii) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

   4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

  (i) Upon the purchase of foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

  (ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

  (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

  (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

  (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

  (vi) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

  (vii) For payment of part or all of the dividends received in respect of securities sold short;

  (viii) In connection with the borrowing or lending of foreign securities; and

  (ix) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment

   4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

   SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign SubCustodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability that results from such nominee's status as a holder of record of such foreign securities. The Custodian or a Foreign SubCustodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

   SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign SubCustodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

   SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

   SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

   SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

   SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

   SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund and, if requested by the Fund, the Fund's accountants with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.

   SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted without fraud, negligence or willful misconduct.

SECTION5. SPECIAL SUB-CUSTODIANS

Upon receipt of Special Instructions (as such term is defined in Section 7 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by a Fund in Special Instructions. Each such designated sub-custodian is referred to herein as a "Special Sub-Custodian." Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Fund, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

SECTION 6.  PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

SECTION 7.  PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS

"Proper Instructions," which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, a Fund's duly authorized investment adviser, or a person or entity duly authorized by either of them, as evidenced by the certificate described below. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

"Special Instructions," as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated in writing by the Treasurer of such Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and
(b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund's Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and
(ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION 8.  EVIDENCE OF AUTHORITY

Subject to Section 15 hereof, the Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9.  ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

    1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

    2) Surrender securities in temporary form for securities in definitive form;

    3) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

    4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 10. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND
            CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by a Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent and to the Fund. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. Each Fund acknowledges that, in keeping the books of account of the Portfolio and/or making the calculations described herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.

SECTION 11. RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31 a-1 and 31 a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.

SECTION 12. OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1 A or Form N-2, as applicable, Form N-CSR (including the reports to shareholders included therein) and Form N-SAR or other reports to the SEC and with respect to any other requirements thereof.

SECTION 13. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "Securities System"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14. COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15. RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all legal matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's own fraud, negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or its duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement;
(iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special SubCustodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as such term is defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 16. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

This Agreement shall become effective as of its execution and shall be applicable to each Portfolio listed on Appendix A on the date set forth therein, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that no party shall amend or terminate this Agreement in contravention of any applicable federal or state regulations (except that the Custodian may terminate this Agreement even if a Fund or a Portfolio thereof does not have a successor custodian meeting the requirements of the 1940 Act), or any provision of such party's Governing Documents, and further provided, that any Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

Upon termination of the Agreement, the applicable Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements.

SECTION 17. SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18. GENERAL

   SECTION 18.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

   SECTION 18.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund's assets.

   SECTION 18.3 ASSIGNMENT. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of each applicable Fund.

   SECTION 18.4 REPRESENTATIONS AND WARRANTIES OF EACH FUND. Each Fund hereby represents and warrants that: (a) it is duly organized and is validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it, and (f) it is an investment company registered under the 1940 Act, as amended and will continue to be a registered investment company under the 1940 Act for the term of this Agreement.

SECTION 18.5 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund's Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

   SECTION 18.6 ADDITIONAL FUNDS. In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian. in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, making the representations and warranties set forth in Section 18.4.

   SECTION 18.7 ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

   SECTION 18.8 TRUST NOTICE. On behalf of each Fund that is organized as a Massachusetts business trust, notice is hereby given that a copy of the Agreement and Declaration of Trust of such Fund is on file with the Secretary of The Commonwealth of Massachusetts, and that this Agreement is executed by an officer of such Fund, as an officer and not individually, on behalf of the trustees of the Fund, as trustees and not individually, and that the obligations of this Agreement with respect to such Fund shall be binding upon the assets and properties of such Fund only and shall not be binding upon any of the Trustees, officers or shareholders of the Fund individually.

   SECTION 18.9 NO LIABILITY OF OTHER PORTFOLIOS. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio and that no Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio arising under this Agreement.

   SECTION 18.10 REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

   SECTION 18.11 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:       IXIS Advisor Funds
                   399 Boylston Street
                   Boston, MA 02116
                   Attention: Fund Administration Department Head
                   Telephone: 617-449-2000
                   Facsimile: 617-449-2880

  with a copy to:  General Counsel
                   Facsimile: 617-369-9632

To the Custodian:  STATE STREET BANK AND TRUST COMPANY
                   Lafayette Corporate Center, 5th Floor

                   2 Avenue de Lafayette
                   Boston, Massachusetts 02111
                   Attention: John M. Stratton, Vice President
                   Telephone: 617-662-1776
                   Facsimile: 617-662-0071

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

   SECTION 18.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

   SECTION 18.13 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

   SECTION 18.14 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

   SECTION 18.15 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent or at the direction of the party providing the information. In addition, during the term of this Agreement, the Custodian will maintain policies reasonably designed to prohibit the Custodian and its employees from engaging in securities transactions based on knowledge of the Fund's non-public portfolio holdings. The foregoing shall not be applicable to any information that is (i) publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (ii) aggregated, without reference to such Fund, in whole or in part, with other client information for the Custodian's own marketing, reporting or other purposes, or (iii) required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation.

   SECTION 18.16 PROVISIONS SURVIVING TERMINATION. The provisions of Sections
4.11 (Tax Law), 4.12 (Liability of Custodian), 15 (Responsibility of Custodian), 16 (Effective Period, Termination and Amendment), 17 (Successor Custodian), 18.1 (Massachusetts Law to Apply), 18.10 (Remote Access Services Addendum) and 18.15 (Confidentiality) of this Agreement shall survive termination of this Agreement for any reason.

   SECTION 18.17 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                SIGNATURE PAGE

   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative(s) as of the date set forth above.

                               EACH OF THE ENTITIES SET FORTH ON THE
                               APPENDIX A ATTACHED HERETO

                               By:    /s/ Michael C. Kardok
                                      ---------------------------------
                               Name:  Michael C. Kardok
                               Title: Treasurer

                               STATE STREET BANK AND TRUST COMPANY

                               By:    /s/ Joseph L. Hooley
                                      ---------------------------------
                                      Joseph L. Hooley, Executive Vice President

                                  APPENDIX A
                                      TO
                          MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF IF ANY

 LOOMIS SAYLES FUNDS I
    Loomis Sayles Bond Fund                                              9/1/05
    Loomis Sayles Global Bond Fund                                       9/1/05
    Loomis Sayles Small Cap Value Fund                                   9/1/05
    Loomis Sayles Fixed Income Fund                                      9/1/05
    Loomis Sayles Inflation Protected Securities Fund                    9/1/05
    Loomis Sayles Institutional High Income Fund                         9/1/05
    Loomis Sayles Intermediate Duration Fixed Income Fund                9/1/05
    Loomis Sayles Investment Grade Fixed Income Fund                     9/1/05
    Loomis Sayles High Income Opportunities Fund                         9/1/05
    Loomis Sayles Securitized Asset Fund                                 9/1/05

 LOOMIS SAYLES FUNDS II
    Loomis Sayles Aggressive Growth Fund                                 9/1/05
    Loomis Sayles Small Cap Growth Fund                                  9/1/05
    Loomis Sayles Value Fund                                             9/1/05
    Loomis Sayles Worldwide Fund                                         9/1/05
    Loomis Sayles Tax-Managed Equity Fund                                9/1/05
    Loomis Sayles Growth Fund                                            9/1/05
    Loomis Sayles High Income Fund                                      10/1/05
    Loomis Sayles Investment Grade Bond Fund                             9/1/05
    Loomis Sayles Limited Term Government and Agency Fund               10/1/05
    Loomis Sayles Municipal Income Fund                                 10/1/05
    Loomis Sayles Research Fund                                          9/1/05
    Loomis Sayles Strategic Income Fund                                 10/1/05

 IXIS ADVISOR CASH MANAGEMENT TRUST
    Money Market Series                                                  9/1/05

IXIS ADVISOR FUNDS TRUST I
   CGM Advisor Targeted Equity Fund                                      9/1/05
   Hansberger International Fund                                         9/1/05
   IXIS U.S. Diversified Portfolio                                       9/l/05
   IXIS Value Fund                                                       9/l/05
   Loomis Sayles Core Plus Bond Fund                                    10/1/05
   Vaughan Nelson Small Cap Value Fund                                   9/l/05
   Westpeak Capital Growth Fund                                          9/1/05

IXIS ADVISOR FUNDS TRUST II
   Loomis Sayles Massachusetts Tax Free Income Fund                     10/1/05
   Harris Associates Large Cap Value Fund                                9/1/05

IXIS ADVISOR FUNDS TRUST III
   Harris Associates Focused Value Fund                                  9/l/05
   IXIS Equity Diversified Portfolio                                     9/l/05
   IXIS Moderate Diversified Portfolio                                   9/l/05

IXIS ADVISOR FUNDS TRUST IV
   AEW Real Estate Fund                                                  9/l/05

AEW REAL ESTATE INCOME FUND (closed end)                                 9/1/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country           Subcustodian
-------           ------------------------------------------------------------
Argentina         Citibank, N.A.

Australia         Westpac Banking Corporation
                  Citibank Pty. Limited

Austria           HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh        Standard Chartered Bank

Belgium           BNP Paribas Securities Services, S.A.

Benin             via Societe Generale de Banques en C6te d'Ivoire, Abidjan,
                  Ivory Coast

Bermuda           The Bank of Bermuda Limited

Botswana          Barclays Bank of Botswana Limited

Brazil            Citibank, N.A.

Bulgaria          ING Bank N.V.

Burkina Faso      via Societe Generale de Banques en C6te d'Ivoire, Abidjan,
                  Ivory Coast

Canada            State Street Trust Company Canada

Cayman Islands    Scotiabank & Trust (Cayman) Limited

Chile             BankBoston, N.A.

People's Republic The Hongkong and Shanghai Banking Corporation Limited,
of China          Shanghai and Shenzhen branches

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country        Subcustodian
-------        ---------------------------------------------------------------
Colombia       Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica     Banco BCT S.A.

Croatia        Privredna Banka Zagreb d.d

Cyprus         Cyprus Popular Bank Ltd.

Czech Republic Ceskoslovenska Obchodni Banka, A.S.

Denmark        Danske Bank A/S

Ecuador        Banco de la Produccion S.A.

Egypt          HSBC Bank Egypt S.A.E.
               (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia        AS Hansabank

Finland        Nordea Bank Finland Plc.

France         BNP Paribas Securities Services, S.A.
               Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany        Deutsche Bank AG

Ghana          Barclays Bank of Ghana Limited

Greece         National Bank of Greece S.A.

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country       Subcustodian
-------       ----------------------------------------------------------------
Guinea-Bissau via Societe Generale de Banques en C6te d'Ivoire, Abidjan, Ivory
              Coast

Hong Kong     Standard Chartered Bank (Hong Kong) Limited

Hungary       HVB Bank Hungary Rt.

Iceland       Kaupthing Bank hf.

India         Deutsche Bank AG
              The Hongkong and Shanghai Banking Corporation Limited

Indonesia     Deutsche Bank AG

Ireland       Bank of Ireland

Israel        Bank Hapoalim B.M.

Italy         BNP Paribas Securities Services, S.A.

Ivory Coast   Societe Generale de Banques en C6te d'Ivoire

Jamaica       Bank of Nova Scotia Jamaica Ltd.

Japan         Mizuho Corporate Bank Ltd.
              Sumitomo Mitsui Banking Corporation

Jordan        HSBC Bank Middle East
              (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan    HSBC Bank Kazakhstan
              (as delegate of the Hongkong and Shanghai Banking Corporation
              Limited)

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

 Country           Subcustodian
 -------           -----------------------------------------------------------
 Kenya             Barclays Bank of Kenya Limited

 Republic of Korea Deutsche Bank AG
                   The Hongkong and Shanghai Banking Corporation Limited

 Latvia            A/s Hansabanka

 Lebanon           HSBC Bank Middle East
                   (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

 Lithuania         SEB Vilniaus Bankas AB

 Malaysia          Standard Chartered Bank Malaysia Berhad

 Mali              via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                   Ivory Coast

 Malta             HSBC Bank Malta Plc.

 Mauritius         The Hongkong and Shanghai Banking Corporation Limited

 Mexico            Banco Nacional de Mexico S.A.

 Morocco           Attijariwafa bank

 Namibia           Standard Bank Namibia Limited

 Netherlands       Deutsche Bank N.V.
                   KAS BANK N.V.

 New Zealand       Westpac Banking Corporation

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country     Subcustodian
-------     ------------------------------------------------------------------
Niger       via Societe Generale de Banques en C6te d'Ivoire, Abidjan, Ivory
            Coast

Nigeria     Stanbic Bank Nigeria Limited

Norway      Nordea Bank Norge ASA

Oman        HSBC Bank Middle East Limited
            (as delegate of The Hongkong and Shanghai Banking Corporation
            Limited)

Pakistan    Deutsche Bank AG

Palestine   HSBC Bank Middle East Limited
            (as delegate of The Hongkong and Shanghai Banking Corporation
            Limited)

Panama      HSBC Bank (Panama) S.A.

Peru        Citibank del Peru, S.A.

Philippines Standard Chartered Bank

Poland      Bank Handlowy w Warszawie S.A.

Portugal    Banco Comercial Portugues S.A.

Puerto Rico Citibank N.A.

Qatar       HSBC Bank Middle East Limited
            (as delegate of The Hongkong and Shanghai Banking Corporation
            Limited)

Romania     ING Bank N.V.

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country         Subcustodian
-------         --------------------------------------------------------------
Russia          ING Bank (Eurasia) ZAO, Moscow

Senegal         via Societe Generale de Banques en C6te d'Ivoire, Abidjan,
                Ivory Coast

Serbia          HVB Bank Serbia and Montenegro a.d.

Singapore       DBS Bank Limited
                United Overseas Bank Limited

Slovak Republic Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej banky
                v SR

Slovenia        Bank Austria Creditanstalt d.d. - Ljubljana

South Africa    Nedcor Bank Limited
                Standard Bank of South Africa Limited

Spain           Santander Central Hispano Investment S.A.

Sri Lanka       The Hongkong and Shanghai Banking Corporation Limited

Swaziland       Standard Bank Swaziland Limited

Sweden          Skandinaviska Enskilda Banken AB

Switzerland     UBS AG

Taiwan -R.O.C.  Central Trust of China

Thailand        Standard Chartered Bank

Togo            via Societe Generale de Banques en C6te d'Ivoire, Abidjan,
                Ivory Coast

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country           Subcustodian
-------           ------------------------------------------------------------
Trinidad & Tobago Republic Bank Limited

Tunisia           Banque Internationale Arabe de Tunisie

Turkey            Citibank, A.S.

Uganda            Barclays Bank of Uganda Limited

Ukraine           ING Bank Ukraine

United Arab       HSBC Bank Middle East Limited
Emirates          (as delegate of The Hongkong and Shanghai Banking
                  Corporation Limited)

United Kingdom    State Street Bank and Trust Company, United kingdom Branch

Uruguay           BankBoston, N.A.

Venezuela         Citibank, N.A.

Vietnam           The Hongkong and Shanghai Banking Corporation Limited

Zambia            Barclays Bank of Zambia Plc.

Zimbabwe          Barclays Bank of Zimbabwe Limited

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           DEPOSITORIES OPERATING IN
                                NETWORK MARKETS

Country      Depositories
-------      -----------------------------------------------------------------
Argentina    Caja de Valores S.A.

Australia    Austraclear Limited

Austria      Oesterreichische Kontrollbank AG
             (Wertpapiersammelbank Division)

Bahrain      Clearing, Settlement, and Depository System of the Bahrain Stock
             Exchange

Bangladesh   Central Depository Bangladesh Limited

Belgium      Banque Nationale de Belgique
             Caisse Interprofessionnelle de Depots et de Virements de Titres,
             S.A.

Benin        Depositaire Central - Banque de Reglement

Bermuda      Bermuda Securities Depository

Brazil       Central de Custodia e de Liquidagao Financeira de Titulos
             Privados (CETIP)
             Companhia Brasileira de Liquidagao e Custodia
             Sistema Especial de Liquidardo e de Custodia (SELIC)

Bulgaria     Bulgarian National Bank
             Central Depository AD

Burkina Faso Depositaire Central - Banque de Reglement

Canada       The Canadian Depository for Securities Limited

Chile        Deposito Central de Valores S.A.

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           DEPOSITORIES OPERATING IN
                                NETWORK MARKETS

Country           Depositories
-------           ------------------------------------------------------------
People's Republic China Securities Depository and Clearing Corporation Limited
of China          Shanghai Branch
                  China Securities Depository and Clearing Corporation Limited
                  Shenzhen Branch

Colombia          Deposito Central de Valores
                  Deposito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica        Central de Valores S.A.

Croatia           Sredisnja Depozitarna Agencija d.d.

Cyprus            Central Depository and Central Registry

Czech Republic    Czech National Bank
                  Stredisko cennych papiru - Ceska republika

Denmark           Vxrdipapircentralen (Danish Securities Center)

Egypt             Misr for Clearing, Settlement, and Depository S.A.E.

Estonia           AS Eesti Vaartpaberikeskus

Finland           Suomen Arvopaperikeskus

France            Euroclear France

Germany           Clearstream Banking AG, Frankfurt

Greece            Apothetirion Titlon AE - Central Securities Depository
                  Bank of Greece,
                  System for Monitoring Transactions in Securities in Book-Entry Form

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           DEPOSITORIES OPERATING IN
                                NETWORK MARKETS

Country       Depositories
-------       ----------------------------------------------------------------
Guinea-Bissau Depositaire Central - Banque de Reglement

Hong Kong     Central Moneymarkets Unit
              Hong Kong Securities Clearing Company Limited

Hungary       Kozponti Elszamol6haz es Ertektar (Budapest) Rt. (KELER)

Iceland       Icelandic Securities Depository Limited

India         Central Depository Services (India) Limited
              National Securities Depository Limited
              Reserve Bank of India

Indonesia     Bank Indonesia
              PT Kustodian Sentral Efek Indonesia

Israel        Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy         Monte Titoli S.p.A.

Ivory Coast   Depositaire Central - Banque de Reglement

Jamaica       Jamaica Central Securities Depository

Japan         Bank of Japan - Net System
              Japan Securities Depository Center (JASDEC) Incorporated

Jordan        Securities Depository Center

Kazakhstan    Central Securities Depository

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           DEPOSITORIES OPERATING IN
                                NETWORK MARKETS

Country           Depositories
-------           ------------------------------------------------------------
Kenya             Central Depository and Settlement Corporation Limited
                  Central Bank of Kenya

Republic of Korea Korea Securities Depository

Latvia            Latvian Central Depository

Lebanon           Banque du Liban
                  Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania         Central Securities Depository of Lithuania

Malaysia          Bank Negara Malaysia
                  Bursa Malaysia Depository Sdn. Bhd.

Mali              Depositaire Central - Banque de Reglement

Malta             Central Securities Depository of the Malta Stock Exchange

Mauritius         Bank of Mauritius
                  Central Depository and Settlement Co. Ltd.

Mexico            S.D. Indeval, S.A. de C.V.

Morocco           Maroclear

Namibia           Bank of Namibia

Netherlands       Euroclear Nederland

New Zealand       New Zealand Central Securities Depository Limited

Niger             Depositaire Central - Banque de Reglement

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           DEPOSITORIES OPERATING IN
                                NETWORK MARKETS

Country     Depositories
-------     ------------------------------------------------------------------
Nigeria     Central Securities Clearing System Limited

Norway      Verdipapirsentralen (Norwegian Central Securities Depository)

Oman        Muscat Depository & Securities Registration Company, SAOC

Pakistan    Central Depository Company of Pakistan Limited
            State Bank of Pakistan

Palestine   Clearing, Depository and Settlement,
            a department of the Palestine Stock Exchange

Panama      Central Latinoamericana de Valores, S.A. (LatinClear)

Peru        Caja de Valores y Liquidaciones, Instituci6n de
            Compensaci6n y Liquidaci6n de Valores S.A

Philippines Philippine Central Depository, Inc.
            Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland      Rejestr Papier6w Wartosciowych
            Krajowy Depozyt Papier6w Wartosciowych S.A.

Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidagao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania     Bucharest Stock Exchange Registry Division
            National Bank of Romania
            National Securities Clearing, Settlement and Depository Company

Russia      Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           DEPOSITORIES OPERATING IN
                                NETWORK MARKETS

Country             Depositories
-------             -----------------------------------------------------------
Senegal             Depositaire Central - Banque de Reglement

Serbia              Central Registrar and Central Depository for Securities

Singapore           The Central Depository (Pte) Limited
                    Monetary Authority of Singapore

Slovak Republic     Naodna banka slovenska
                    Centralny depozitar cennych papierov SR, a.s.

Slovenia            KDD - Centralna klirinsko depotna druzba d.d.

South Africa        Share Transactions Totally Electronic (STRATE) Ltd.

Spain               IBERCLEAR

Sri Lanka           Central Depository System (Pvt) Limited

Sweden              Vardepapperscentralen VPC AB
                    (Swedish Central Securities Depository)

Switzerland         SegaIntersettle AG (SIS)

Taiwan - R.O.C.     Taiwan Securities Central Depository Company Limited

Thailand            Bank of Thailand
                    Thailand Securities Depository Company Limited

Togo                Depositaire Central - Banque de Reglement

Trinidad and Tobago Trinidad and Tobago Central Bank

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

06/30/05

                                                                     SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                           DEPOSITORIES OPERATING IN
                                NETWORK MARKETS

Country                   Depositories
-------                   -----------------------------------------------------
Turkey                    Central Bank of Turkey
                          Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda                    Bank of Uganda

Ukraine                   Mizhregionalny Fondovy Souz
                          National Bank of Ukraine

United Arab Emirates      Clearing and Depository System,
                          a department of the Dubai Financial Market

United Kingdom            CrestCo.

Uruguay                   Banco Central del Uruguay

Venezuela                 Banco Central de Venezuela Caja Venezolana de Valores

Vietnam Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

Zambia                    Bank of Zambia
                          LuSE Central Shares Depository Limited

TRANSNATIONAL
Euroclear

Clearstream Banking, S.A.

06/30/05

                                  SCHEDULE C

                              MARKET INFORMATION

Publication/Type of
Information
(scheduled frequency)     Brief Description
---------------------     -----------------------------------------------------
The Guide to Custody in   An overview of settlement and safekeeping
World Markets (hardcopy   procedures, custody practices and foreign investor
annually and regular      considerations for the markets in which State Street
website updates)          offers custodial services.

Global Custody Network    Information relating to Foreign Sub-Custodians in
Review (annually)         State Street's Global Custody Network. The Review
                          stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule
                          17f-5. The Review also gives insight into State
                          Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign SubCustodian banks.

Securities Depository     Custody risk analyses of the Foreign Securities
Review (annually)         Depositories presently operating in Network markets.
                          This publication is an integral part of the materials that State Street provides to its U.S.
                          mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey       With respect to each market in which State Street
(annually)                offers custodial services, opinions relating to
                          whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities
                          System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                          Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                          System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements   Copies of the contracts that State Street has
(annually)                entered into with each Foreign Sub-Custodian that
                          maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin    Information on changing settlement and custody
(daily or as necessary)   conditions in markets where State Street offers
                          custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody           For those markets where State Street offers
Advisories (as necessary) custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices   Informational letters and accompanying materials
(presently on a           confirming State Street's foreign custody
quarterly basis or as     arrangements, including a summary of material
otherwise necessary)      changes with Foreign Sub-Custodians that have
                          occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

                                  SCHEDULE D
                                      TO
                          MASTER CUSTODIAN AGREEMENT

SPECIAL SUB-CUSTODIANS

None

                            FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

                            FUNDS TRANSFER ADDENDUM


5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuestp, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or
(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                            FUNDS TRANSFER ADDENDUM

Security-Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[ ]SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

[ ]Standing Instructions

Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[ ]Remote Batch Transmission

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[ ]Global Horizon Interchange (sm) Funds Transfer Service

Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.

This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[_]Telephone Confirmation (Callback)

Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[_]Repetitive Wires

For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.

This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[_]Transfers Initiated by Facsimile

The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.

We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

[_] Automated Clearing House (ACH)

State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[_]Global Horizon Interchange Automated Clearing House Service

Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[_]Transmission from Client PC to State Street Mainframe with Telephone Callback

                            FUNDS TRANSFER ADDENDUM

[ ]Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[ ]Transmission from DST Systems to State Street Mainframe with Encryption

Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective for payment orders initiated by our organization.

Key Contact Information

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                ALTERNATE CONTACT
-------------------------                -------------------------------------

_________________________________        _________________________________
Name                                     Name

_________________________________        _________________________________
Address                                  Address

_________________________________        _________________________________
City/State/Zip Code                      City/State/Zip Code

_________________________________        _________________________________
Telephone Number                         Telephone Number

_________________________________        _________________________________
Facsimile Number                         Facsimile Number

____________________
SWIFT Number

____________________
Telex Number

                            FUNDS TRANSFER ADDENDUM

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund

Investment Adviser

Authorized Initiators

   Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street:

NAME TITLE (Specify whether position is SPECIMEN SIGNATURE with Fund or Investment (Adviser)

Authorized Verifiers

   Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME       CALLBACK PHONE NUMBER            DOLLAR LIMITATION (if any)

         REMOTE ACCESS SERVICES ADDENDUM TO MASTER CUSTODIAN CONTRACT

   ADDENDUM to that certain Master Custodian Contract dated as of September 1, 2005 (the "Custodian Agreement") between each of the entities set forth on Appendix A thereto (collectively, the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

   State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services

   State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In-Sightsm as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

   The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

   Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

   The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System; nor will the Customer or Customer's Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the

Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibits hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum.

                                   EXHIBIT A
                                      to
             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN CONTRACT

                                 IN~SIGHT (sm)
                          System Product Description

In-Sight (sm) provides bilateral information delivery, interoperability, and on-line access to State Street. In-Sight (sm) allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy Monitor (sm), Multicurrency Horizons"', Securities Lending, Performance & Analytics, and Electronic Trade Delivery can be accessed through In-Sight (sm). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In-Sight (sm) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In-Sight (sm) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.